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                                  EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Sterling Financial Corporation and Subsidiaries
Lancaster, Pennsylvania

We have audited the accompanying consolidated balance sheets of STERLING FINANCIAL CORPORATION and SUBSIDIARIES as of December 31, 1999 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We did not audit the 1999 financial statements of Hanover Bancorp, Inc., whose assets constituted 32.2% of the December 31, 1999 and whose net interest income constituted 30.1% of the related total for the year ended December 31, 1999. Those statements were audited by other auditors whose reports have been furnished to us, and in our opinion, insofar as it relates to the amounts included for Hanover Bancorp, Inc. for the respective years noted, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sterling Financial Corporation and Subsidiaries at December 31, 1999 and for the year then ended, in conformity with generally accepted accounting principles.

                                           /s/  Trout, Ebersole & Groff, LLP

                                                Trout, Ebersole & Groff, LLP
                                                Certified Public Accountants

January 20, 2000 except for Note 26
as to which the date is January 25, 2000
Lancaster, Pennsylvania